Exhibit 8.1

Subsidiaries of FRESH DEL MONTE PRODUCE INC.
as of 02/20/04

Company Name	Place/Date of Incorporation
Agencia Maritima de Costa Rica Amarco, S.A.	Costa Rica	8/30/02

Agricola UAC Limitada	Chile	9/10/84

Agricola Villa Alegre Acquisition Corp.	Cayman Islands	3/13/01

Agricola Villa Alegre Limitada	Chile	06/26/86

Alcantara Shipping Corporation	Cayman Islands	05/12/00

Alcazar Shipping Corporation	Cayman Islands	11/16/99

Algeciras Shipping Corporation	Cayman Islands	11/16/99

Alhambra Shipping Corporation	Cayman Islands	01/12/98

Alicante Shipping Corporation	Cayman Islands	11/16/99

Almeria Shipping Corporation	Cayman Islands	12/29/95

Altara Shipping Corporation	Cayman Islands	11/26/03

Andalucia Shipping Corporation	Cayman Islands	10/11/91

Bananera Maya, Sociedad Anonima	Guatemala	4/17/89

Bandebras - Bananas do Brasil Ltda.	Brazil	03/20/00

Cadiz Shipping Corporation	Cayman Islands	11/16/99

Cameroon Banana Company PLC (CAMBACO)	Cameroon	04/24/01

Cartorama, S.A.	Ecuador	1992

Choice Farms, Inc.	Delaware	11/14/91

Claverton Limited	Hong Kong	11/10/89

Comercializadora Agricola Guatemalteca S.A. (Comaguasa)	Guatemala	04/23/91

Comercializadora Internacional Consultoría y Servicios Bananeros S.A. – (Conserba or C.I. Conserba)	Colombia	12/15/92

Compañía Agricola Diversificada, S.A. (Coagro)	Guatemala	8/28/90

Compañía de Desarrollo Bananero de

Company Name	Place/Date of Incorporation
Guatemala, S.A. (Bandegua)	Guatemala	12/04/72

Compañía de Desarrollo Bananero del Ecuador S.A. (Bandecua)	Ecuador	11/28/78

Congelados Del Monte S.A.	Costa Rica	10/13/00

Cordoba Shipping Corporation	Cayman Islands	01/26/93

Corporacion Bandeco C.R., S.A.	Costa Rica	1991

Corporación de Desarrollo Agrícola Del Monte S.A.	Costa Rica	11/18/67

Davao Agricultural Ventures Corporation (Davco)	Philippines	6/26/81

Del Monte B.V.I. Limited	British Virgin	10/05/89

Del Monte Fresh Distribution Brasil Ltda.	Brazil	10/09/01

Del Monte Fresh Fruit Company Ltd. (Japan)	Japan	10/28/88

Del Monte Fresh Fruit Far East B.V.	Netherlands	10/15/90

Del Monte Fresh Organics Brasil Ltda.	Brazil	12/19/00

Del Monte Fresh Packaged Produce (UK) Limited	England & Wales	05/09/02

Del Monte Fresh Produce Acquisition (Chile) Corp.	Cayman Islands	08/10/98

Del Monte Fresh Produce (Argentina) S.R.L.	Argentina	06/25/98

Del Monte Fresh Produce (Asia-Pacific) Limited	Hong Kong	07/07/89

Del Monte Fresh Produce B.V.	Netherlands	09/13/89

Del Monte Fresh Produce (Belgium) N.V.	Belgium	05/22/90

Del Monte Fresh Produce Brasil Ltda.	Brazil	05/27/93

Del Monte Fresh Produce (Cameroon) SARL	Cameroon	02/23/88

Del Monte Fresh Produce (Chile) S.A.	Chile	06/20/83

Del Monte Fresh Produce Company	Delaware	12/13/85

Del Monte Fresh Produce (Florida) Inc.	Florida	12/13/96

Del Monte Fresh Produce (Germany) GmbH	Germany	05/29/01

Company Name	Place/Date of Incorporation
Del Monte Fresh Produce (Hamburg) GmbH	Germany	08/27/02

Del Monte Fresh Produce (Hawaii) Inc.	Delaware	10/12/89

Del Monte Fresh Produce (HK) Limited	Hong Kong	04/02/97

Del Monte Fresh Produce (Holland) B.V.	Netherlands	03/01/51

Del Monte Fresh Produce Inc.	California	02/04/27

Del Monte Fresh Produce International Inc	Liberia	04/17/89

Del Monte Fresh Produce Investment (Chile) Corp.	Cayman Islands	08/10/98

Del Monte Fresh Produce (Korea) Ltd.	Korea	10/16/99

Del Monte Fresh Produce (Mexico) S.A. de C.V.	Mexico	08/16/93

Del Monte Fresh Produce (Middle East) Corp.	Cayman Islands	11/19/98

Del Monte Fresh Produce N.A., Inc.	Florida	12/15/52

Del Monte Fresh Produce (New Zealand) Limited	New Zealand	03/24/99

Del Monte Fresh Produce (Panama) S.A.	Panama	01/29/98

Del Monte Fresh Produce (Perú) S.A.	Peru	03/23/99

Del Monte Fresh Produce (Philippines), Inc.	Philippines	10/17/89

Del Monte Fresh Produce (Poland) Sp. z o.o.	Poland

Del Monte Fresh Produce (South Africa) (Pty) Ltd.	South Africa	02/24/98

Del Monte Fresh Produce (Southeast) Inc.	Delaware	08/07/98

Del Monte Fresh Produce (Southwest) Inc.	Arizona	11/17/92

Del Monte Fresh Produce (Spain) S.A.	Spain	09/18/00

Del Monte Fresh Produce (UK) Ltd.	England	08/23/89

Del Monte Fresh Produce (Uruguay) S.A.	Uruguay	06/25/82

Del Monte Fresh Produce (West Coast), Inc.	Delaware	03/08/89

Del Monte Fresh Trade Company Brasil Ltda.	Brazil	12/04/00

Company Name	Place/Date of Incorporation
Del Monte Grupo Comercial S.A. de C.V.	Mexico	11/16/93

DMFP Investment (Uruguay) Corp.	Cayman Islands	09/14/98

DMFP (NZ) Limited	New Zealand	09/14/99

El Genizaro S.A.	Costa Rica	02/11/75

Envases Industriales de Costa Rica S.A. (Envaco)	Costa Rica	10/25/60

Expocenter, S.A.	Uruguay	09/09/90

FDM Holdings Limited	Cayman Islands	08/29/96

Fresh Del Monte Japan Company Ltd.	Japan	11/28/97

Fresh Del Monte Produce (Canada), Inc.	Delaware	09/15/97

Fresh Del Monte Produce Inc.	Cayman Islands	08/29/96

Fresh Del Monte Produce N.V.	Netherlands Antilles	10/7/92

Fresh Del Monte Ship Holdings Ltd.	Cayman Islands	09/03/98

Frigorifico Coquimbo S.A.	Chile	05/08/84

Fruitrading Company Limited	Liberia	01/05/99

Fruits.com, Inc.	Florida	8/17/00

Frutas de Parrita S.A.	Costa Rica	07/29/86

Fundacion Fruitcola Ltda.	Chile	11/05/92

Giralda Shipping Corporation	Cayman Islands	05/12/00

Global Reefer Carriers, Ltd.	Liberia	06/21/93

Granada Shipping Corporation	Cayman Islands	10/11/91

Hacienda Filadelfia S.A.	Costa Rica	05/04/65

Harvest Standard, LLC	Texas	06/01/99

Horn-Linie GmbH	Germany

HS Produce Holdings, LLC	Texas	06/02/99

International Resources Company	Cayman Islands	09/05/02

Key Airways, Inc.	Delaware	06/10/99

Key Travel Services, Inc.	Cayman Islands	06/11/98

Kunia Farms, Inc.	Hawaii	05/31/94

Company Name	Place/Date of Incorporation
Lerida Shipping Corporation	Cayman Islands	06/11/98

Malaga Shipping Corporation	Cayman Islands	07/16/97

Marbur Management Inc.	Panama	01/07/86

Medina Shipping Corporation	Cayman Islands	11/20/98

Melones de Costa Rica S.A.	Costa Rica	06/18/87

Melones del Pacifico S.A.	Costa Rica	07/19/88

MR Cuts, LP	Texas

National Poultry Farms Hatcheries Co.	Jordan	08/08/02

National Poultry PLC	Jordan	02/19/94

Network Shipping Ltd.	Bermuda	04/05/90

Neveka B.V.	Netherlands	03/15/55

Oceanic Express Corp.	Cayman Islands	04/19/01

Pluto Shipping Corporation	Liberia	12/12/75

Portuaria de Amatique, S.A. (Portama)	Guatemala	08/28/90

Productora y Exportadora de Guatemala S.A. (Prexa)	Guatemala	04/23/91

Productos Especiales de México, S.A. de C.V.	Mexico	04/01/93

Segovia Shipping Corporation	Cayman Islands	11/16/99

Servicios Logisticos del Carmen, S.A. (Seldeca)	Costa Rica	10/25/94

Sevilla Shipping Corporation	Cayman Islands	03/09/93

SFV Florida LLC	Delaware	02/01/02

SFV Fresh Cut, Inc.	Texas	04/17/02

SFV Georgia, Inc.	Delaware	11/16/97

SFV-AZ, LLC	Texas	11/13/98

SFV-Illinois Inc.	Delaware	05/07/01

Sidonia Shipping Corporation	Cayman Islands	09/28/00

Sociedad de Inversiones La Capilla Limitada	Chile	06/11/86

Company Name	Place/Date of Incorporation
Standard Fruit & Vegetable Co., Inc.	Texas	01/02/63

Standard Fruit & Vegetable of Arizona, Inc.	Texas	09/23/98

Standard Fruit & Vegetable of Kansas City, Inc.	Delaware	10/30/98

Texas Specialty Produce Investors, LLC	Texas	03/05/02

Toledo Shipping Corporation	Cayman Islands	03/09/93

Tricont Carriers, Ltd.	Cayman Islands	02/23/88

Tricont Holding Company	Delaware	04/10/03

Tricont Logistics Company	Delaware	04/10/03

Tricont Trucking Company	Delaware	04/10/03

Trifrutas Properties (Pty) Ltd.	South Africa	06/26/91

United Investment Company Inmobiliaria S.A. (“UIC”)	Chile	01/18/84

United Plastic Corporation S.A.	Chile	06/26/86

UTC Inmobiliaria S.A.	Chile	07/02/96

Valencia Shipping Corporation	Cayman Islands	01/04/02

Wafer Limited	Gibraltar	06/09/89

Westeuropa-Amerika-Linien GmbH (“WAL”)	Germany	03/17/52

Worldwide Advertising, Inc.	Florida	07/14/03

Worldwide Recruiters, Inc.	Florida	04/27/00